SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 13, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD Disclosure

On October 13, 2005, the Registrant's President and CEO, Jim Sigmon, was interviewed by Suzy Assaad for "Bloomberg on the Markets." During the interview Mr. Sigmon was asked his opinion on many topics including: inventory data released this morning, the prospect for continued high energy prices and the impact of the high prices on demand going forward. He was also asked whether he thought the analyst estimates of a nickel a share for earnings, to be released on November 8, were about right or low. In response to that question, Mr. Sigmon indicated that the analysts are not taking into account the sale of certain assets to EnCana Oil & Gas (USA) Inc., a wholly-owned subsidiary of EnCana Corporation of Calgary, Alberta, Canada, during the third quarter (previously disclosed). He also indicated that "from a cash flow standpoint the Company is doing much, much better than we had thought we would do at this period of time." A video clip of the entire interview has been posted under "Media Coverage" under the "About TXCO" menu on the main page on the Registrant's web site.

The information contained in this report under Item 7.01 is intended to be furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 13, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)